UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2026

Bath & Body Works, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344			31-1029810
(Commission File Number)			(IRS Employer Identification No.)

Three Limited Parkway
Columbus,	OH		43230
(Address of Principal Executive Offices)			(Zip Code)
(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
and
Item 7.01. Regulation FD Disclosure.
The following information, including Exhibit 99.1, is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On May 27, 2026, Bath & Body Works, Inc. (the "Company") issued a press release setting forth its unaudited financial results for the first quarter of 2026 and its earnings guidance for the second quarter of 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2026, the Board of Directors (the "Board") of the Company approved the appointment of Tom Javitch to serve as the Company’s Interim Chief Financial Officer and D. Andrew Meeting to serve as the Company’s Senior Vice President, Controller and Principal Accounting Officer, to be effective as of June 12, 2026 (the "Transition Date"), which is the last day of Eva C. Boratto's employment with the Company as Chief Financial Officer and Chief Accounting Officer. Ms. Boratto provided notice of her intent to resign from the Company to pursue another professional opportunity, effective as of the Transition Date, on May 20, 2026. Ms. Boratto will continue to serve in her existing role until the Transition Date and will assist with the orderly transition of her duties.
Tom Javitch, age 56, has been with the Company for more than sixteen years, with a combined twenty-five years of service when including his roles at LBrands, Inc. and its legacy organizations. He has held a number of senior finance leadership roles across the Company, including most recently as Executive Vice President of Brand Finance.
D. Andrew Meeting, age 52, has been with the Company for almost eight years, with a combined twenty-two years of service when including his roles at LBrands, Inc. and its legacy organizations. He started his career as an auditor at Ernst & Young, LLP. He has held a number of senior positions across the Company, including most recently as Senior Vice President and Controller.
In connection with Mr. Javitch’s appointment to Interim Chief Financial Officer, he will receive a one-time equity award and a monthly stipend to reflect the increased responsibilities during his period of service as Interim Chief Financial Officer. In connection with Mr. Meeting’s appointment as Senior Vice President, Controller and Principal Accounting Officer, the Company and Mr. Meeting entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Meeting will be eligible for the following compensation and benefits: (i) an annual base salary of $500,000, (ii) a target annual cash incentive opportunity under the Company’s annual incentive plan equal to 50% of his annual base, (iii) eligibility to participate in the Company’s 2020 Stock Option and Performance Incentive Plan, and (iv) eligibility to participate in the Company’s health, welfare and retirement benefit programs as in effect from time to time. The description of the Offer Letter is only a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarter Report on Form 10-Q for the fiscal quarter ending August 1, 2026.
There is no arrangement or understanding between Mr. Javitch or Mr. Meeting and any other person pursuant to which Mr. Javitch or Mr. Meeting has been appointed as Interim Chief Financial and Senior Vice President, Controller and Principal Accounting Officer, respectively, and there is no family relationship between Mr. Javitch or Mr. Meeting and any of the Company’s directors or executive officers. Each of Mr. Javitch and Mr. Meeting has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1    Press Release of Bath & Body Works, Inc., dated May 27, 2026.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bath & Body Works, Inc.

Date:	May 27, 2026	By:	/s/ EVA C. BORATTO
Eva C. Boratto
Chief Financial Officer